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Exhibit 32.1

CERTIFICATION

        The undersigned officers of Affiliated Managers Group, Inc. (the "Company") hereby certify that the Company's quarterly report on Form 10-Q to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2003

By:	/s/ WILLIAM J. NUTT
Name:	William J. Nutt
Title:	Chairman and Chief Executive Officer
By:	/s/ DARRELL W. CRATE
Name:	Darrell W. Crate
Title:	Executive Vice President, Chief Financial Officer and Treasurer

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

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  Exhibit 32.1
CERTIFICATION